Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Draft

NXP Semiconductors N.V. High Tech Campus 60 5656 AG EINDHOVEN The Netherlands	Claude Debussylaan 80
P.O. Box 75084
1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Date 2010	J.J.J. Schutte
Advocaat

Dear Madam / Sir:

NXP Semiconductors N.V. (the “Issuer”)

SEC Registration of common shares

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a) the Underwriting Agreement; and

(b) the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce;

(b)	the Trade Register Extract; and

(c)	the Deed of Issue.

3.3	A copy of each Corporate Resolution.

3.4	Such other documents as I have deemed necessary for the purpose of this opinion.

In addition, I have obtained the following confirmations on the date of this opinion:

3.5	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.6

(a)	Confirmation by telephone from the court registry of the District Court of the place where the Issuer has its corporate seat, derived from that Court’s Insolvency Register; and

(b)	Confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The confirmations referred to in paragraphs 3.5 and 3.6 of this opinion are true.

(d)	The Deed of Issue will have been entered into in the form referred to in the Annex to this opinion.

4.2	Each Corporate Resolution:

(a)	has been validly passed and remains in full force and effect without modification; and

(b)	complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

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4.3

(a)	At the time of the issue of the Shares, the Issuer’s authorised capital will be sufficient to allow for the issue.

(b)	The Shares will have been validly accepted by the subscribers for them.

(c)	The Shares will have been paid in accordance with the Underwriting Agreement.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	When issued, the Shares will have been validly issued in accordance with Dutch law, fully paid and nonassessable.[1]

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.3	I do not express any opinion on the Underwriting Agreement.

7	Reliance

7.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

[1]	“Nonassessable” has no equivalent legal term under Dutch law and for the purpose of this opinion, “nonassessable” referred to in paragraph 5, means that the Issuer has no right to require the holder of any Share to pay it any amount in addition to the amount required for the share to be fully paid, solely as a result of his shareholdership.

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7.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

J.J.J. Schutte

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Annex—Definitions

In this opinion:

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its corporate seat.

“Corporate Resolution” means each of:

(a)	an extract from the minutes of the meeting of the Issuer’s management board dated 19 May 2010;

(b)	an extract from the minutes of the meeting of the Issuer’s supervisory board dated 19 May 2010;

(c)	a written resolution of the Issuer’s shareholders dated [—] 2010;

(d)	a written resolution of the Issuer’s board of directors dated [—] 2010; and

(e)	a written resolution of the Issuer’s pricing committee dated [—].

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Issue” means the draft, dated [—] 2010, of a deed of issue to be dated [—] 2010 between the Issuer and the other persons named in it relating to the issuance of the Shares.

“Shares” means the [—] new registered ordinary shares, nominal value of EUR 0.20 each, in the Issuer’s share capital.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuer” means NXP Semiconductors N.V., with corporate seat in Eindhoven, the Netherlands.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-166128) in relation to the Registration as posted on the SEC website on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated [—] 2010.

“Underwriting Agreement” means the underwriting agreement dated [—] 2010 between the Issuer and the underwriters named in it.

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